UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 2, 2004

GMH COMMUNITIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard
Newtown Square, Pennsylvania 19073
(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On November 2, 2004, GMH Communities Trust (the “Company”) entered into employment agreements with three of its executive officers, Gary M. Holloway, Sr., President and Chief Executive Officer,  Bruce F. Robinson, President of Military Housing Business and Treasurer, and Joseph M. Coyle, President of Student Housing Business.  Each employment agreement is for an initial term of three years (the “Initial Term”), and will automatically extend for two additional one-year periods at the end of the Initial Term unless either party terminates the agreement by providing prior written notice to the other party not later than 60 days prior to the expiration thereof.  The agreements provide for the following annual base salaries:  Gary M. Holloway, Sr., $350,000; Bruce F. Robinson, $325,000; and Joseph M. Coyle, $300,000.  The base salaries will be increased annually effective January 1 of any year during the term of the employment agreement, and such increases will be a minimum positive amount equal at least to the percentage increase in the Consumer Price Index.  In addition, under the terms of the agreements, each executive is entitled to a fixed bonus with respect to the 2004 calendar year (Gary M. Holloway - $150,000; Bruce F. Robinson - $125,000; Joseph M. Coyle - $100,000), subject to review and concurrence by the Compensation Committee of the board of trustees at the end of the 2004 calendar year; and, starting in 2005, each executive is entitled to receive an annual cash bonus for each calendar year during the term of the agreement containing individual performance goals for participants and corporate performance goals set at certain threshold, target, superior and outperformance levels (equal to 40%, 80%, 120% and 175% (200% for Mr. Holloway) of base salary, respectively.  To the extent that an executive’s bonus exceeds 100% of his base salary, the excess amount of bonus is paid one-half in cash and one-half in Company shares that vest ratably over a three-year period and are subject to dividend payments.

Pursuant to his employment agreement, Mr. Holloway will receive a monthly car allowance of $1,500, will be reimbursed for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, will receive an annual medical examination, and will receive six weeks of paid vacation annually and various other customary benefits. Pursuant to their employment agreements, Messrs. Robinson and Coyle will receive a monthly car allowance of $1,000 and other benefits as are commensurate with their position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, an annual medical examination, five weeks of paid vacation annually and various other customary benefits. The employment agreements also provide that the executive officers will be eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans will be subject to the terms of said benefit plans as in effect from time to time.

Under the terms of the employment agreements, the Company is permitted to terminate the executive’s employment with appropriate notice for or without “cause,” as defined under the agreement; and, either prior to or after a change of control, each executive has the right to resign for “good reason,” as defined in the agreement, upon the occurrence of certain events and within 60 days of when the executive knows of the occurrence of the event upon which his determination of “good reason” is based. In the event the employment agreement is terminated by the Company without cause, or by the executive for good reason, the Company will be obligated to pay the following severance benefit: (i) a lump sum payment equal to (A) three times base salary and the executive’s average annual bonus determined at the superior level of both corporate and individual performance for the year in which the terminations in the case of Mr. Holloway and (B) with respect to Messrs. Robinson and Coyle, two times such amount if not in connection with a change of control and three times such amount if in connection with a change of control, (however, if an executive resigns for “good reason” upon notice of non-renewal by the Company after the second Extension Term, the multiplier will be reduced to one times such amount), (ii) a prorated amount of the incentive bonus at the superior level for individual and corporate performance for the year in which the termination occurs, and (iii) an amount equal to accrued but unpaid base salary through the date of termination plus any other compensation then due and owing. We will also permit the executive to continue to participate in, and we will pay the premiums for, group health coverage for a period of three years following the executive’s date of termination. Additionally, all of the options and restricted shares granted to the executive will become fully vested, and the executive will have a period of at least two years in which to exercise all vested options.

If an executive’s employment ends due to termination by the Company for cause, or termination by the executive without good reason, the Company will be obligated to pay the executive’s accrued base salary and, with respect to a termination by the executive without good reason, any amount of accrued annual bonus, expense reimbursements and other compensation-related payments that are payable to the executive through the executive’s date of termination. In addition, the executive will be entitled to exercise all vested options and will be entitled to all benefits accrued and vested under any of the Company’s employee benefit plans in which the executive participated prior to termination. Unless agreed otherwise, the executive will forfeit all unvested options and any unvested restricted shares not acquired for consideration. The Company will have the right to repurchase the executive’s unvested restricted shares acquired by the executive for consideration pursuant to the terms of the Company’s Equity Incentive Plan with the result that if the executive acquired unvested restricted shares for any consideration, the executive will at most be entitled to a return of such consideration.

If an executive’s employment ends due to death or permanent disability, the Company will pay to the executive, or his estate or beneficiary, an amount equal to one times the executive’s base salary and the executive’s annual incentive bonus (determined at the superior level for both corporate and individual performance for the year in which the termination of employment occurs) within 10 days of the occurrence of the relevant event. Further, the executive will become vested in all options and restricted shares and the executive or the executive’s personal representative will have one year from the date of the event to exercise all vested options. The Company will pay to the executive or the executive’s representative any base salary, annual bonus, expense reimbursement, and all other compensation related payments payable as of the date of the relevant event. In addition, the Company will pay to the executive or the executive’s representative a prorated amount of the incentive bonus at the target level for corporate and individual performance for the year in which the relevant event occurred.

In the event of a termination of the executive’s employment by the executive or by the Company (or the Company’s successor) for any reason other than “cause” following a change of control (which includes a merger, sale or other disposition of all or substantially all of the Company’s assets), the executive will become fully vested in his options and restricted shares and shall have a two-year period from his or her date of termination to exercise his or her vested options.

For an 18-month period after termination of an executive’s employment, the executives will agree not to compete with the Company by working with or investing in, subject to certain limited exceptions noted below, any enterprise engaged in a business substantially similar to any primary segment of the Company’s business during the period of the executive’s employment with the Company. The executive will not be subject to these restrictions if the Company commits a material breach of the executive’s employment agreement.

In addition, under the terms of Mr. Holloway’s employment agreement, Mr. Holloway will have the right, so long as he is the Company’s chief executive officer, to nominate a certain number of members to the Company’s board of trustees based on the following percentages of outstanding common shares of the Company owned by him and his affiliates on a fully diluted basis assuming the conversion of all outstanding units in the Company’s operating partnership other than units held by the Company:

•                  three trustees, including himself, to the extent he owns 20%;

•                  two trustees, including himself, to the extent he owns at least 10% but less than 20%; and

•                  himself to the extent he owns less than 10%.

Each of the employment agreements is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01               Other Events.

On November 2, 2004, the Company and its wholly owned subsidiary, GMH Communities GP Trust (the “GP Trust”), entered into a Second Amended and Restated Agreement of Limited Partnership of GMH Communities Trust, LP, (the Partnership”,) together with the limited partners as signatories to the partnership agreement (the “Partnership Agreement”).  As the operating partnership of the Company, the Partnership holds directly, and indirectly through its subsidiaries, the interests in the Company’s student housing properties and military housing privatization projects.  The GP Trust serves as the general partner of the Partnership. Under the terms of the Partnership Agreement, each holder of units of limited partnership interest in the Partnership (other than the Company) may elect to redeem their units, after a one-year holding period (or such shorter period as determined in the sole discretion of the general partner), for common shares of the Company on a one-for-one basis, subject to adjustments for stock splits, dividends, recapitalizations and similar events, or, at the Partnership’s option, for a cash amount equal to the value of common shares for which the units would otherwise be redeemed; provided, however, that Mr. Holloway and his affiliates have the right to require, subject to certain conditions, that the Partnership redeem their units of limited partnership interest for common shares only.  As of November 2, 2004, there were 58,116,915 units of partnership interest outstanding, including a 1% general partnership interest held by the GP Trust and an approximately 48% limited partnership interest held by the Company.  A copy of the Partnership Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
10.1	Second Amended and Restated Agreement of Limited Partnership of GMH Communities, LP.
10.2	Employment agreement between GMH Communities Trust and Gary M. Holloway, Sr., dated November 2, 2004.
10.3	Employment agreement between GMH Communities Trust and Joseph M. Coyle, dated November 2, 2004.
10.4	Employment agreement between GMH Communities Trust and Bruce F. Robinson, dated November 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 8, 2004

GMH COMMUNITIES TRUST

By:	/s/ Joseph M. Macchione
Name:	Joseph M. Macchione
Title:	Senior Vice President, General Counsel, and Secretary

SCHEDULE A

OMITTED